UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2008

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2008, Dolby Laboratories Licensing Corporation (“DLLC”), a wholly owned indirect subsidiary of Dolby Laboratories, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 to the License Agreement effective January 1, 1992 by and between GTE Laboratories Incorporated (now known as Verizon Corporate Services Corp.) (“Verizon”) and DLLC. Under the terms of the amendment, DLLC agreed to pay to Verizon a one time lump sum payment of $17.5 million to buy out all payment obligations of DLLC to Verizon under the license agreement. The amendment also included a mutual release by DLLC and Verizon of any claims each party may have against the other with respect to the license agreement.

In its first quarter of fiscal 2009, the Company will record a portion of the $17.5 million lump sum payment to Verizon as an asset equal to the fair value of the future benefit to be obtained from the payment. The recorded asset, which is currently estimated to be approximately $8 million, will be amortized to Cost of Revenue over a period of approximately three years. The remaining amount of the lump sum payment, or approximately $9.5 million, will be recorded as a reduction to an accrual which as of September 26, 2008 was approximately $29 million. The remaining accrual balance of approximately $19.5 million will be eliminated and recorded as a gain which the Company expects would result in a favorable impact to earnings of 11 to 12 cents per diluted share, net of taxes, in the first quarter of fiscal 2009. The allocation of the lump sum payment is a preliminary estimate and is therefore subject to change. The Company expects to finalize the allocation before filing its Quarterly Report on Form 10-Q for the first quarter of fiscal 2009.

Certain statements in this current report, including statements relating to the Company’s expectations regarding the estimated favorable impact, and the timing of such impact, to its earnings per share (diluted) for the first quarter of fiscal 2009 and the timing of completion of the allocation of the lump sum payment are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which the Company operates; the timing and effects of economic downturns in the United States and abroad; pricing pressures; the timing of the Company’s receipt of royalty reports and/or payments from its licensees; and other risks detailed in the Company’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Annual Report on Form 10-K. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 8.01	Other Events.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Mark S. Anderson
Mark S. Anderson Executive Vice President, General Counsel and Secretary

Date: December 29, 2008